Exhibit 99.1

PRESS RELEASE
FOR IMMEDIATE RELEASE	Contact: Andrew D. Regrut
Director, Investor Relations
614.278.6622

BIG LOTS ANNOUNCES INITIATION OF QUARTERLY DIVIDEND PROGRAM

COMPANY DECLARES $0.17 PER COMMON SHARE DIVIDEND PAYABLE IN JULY 2014

COMPANY AFFIRMS Q2 AND FISCAL 2014 GUIDANCE IN ADVANCE OF INVESTOR / ANALYST CONFERENCE

Columbus, Ohio - June 25, 2014 - Big Lots, Inc. (NYSE: BIG) announced today that our Board of Directors initiated a cash dividend program under which we intend to pay a regular quarterly dividend on our common shares. The Board of Directors declared an initial quarterly cash dividend of $0.17 per common share, payable on July 29, 2014, to shareholders of record as of the close of business on July 11, 2014.

Commenting on today’s announcement, David Campisi, Chief Executive Officer and President of Big Lots stated, “Over the last year, we have worked diligently to reposition our company for long-term sustainable growth. We’ve made significant improvements to our merchandise product offerings, marketing activities, and we are implementing several key strategic initiatives intended to improve comparable store sales and the overall shopping experience for Jennifer. Today’s announcement demonstrates the confidence we have as a Board of Directors in our management team, our strategy, and our long-term opportunities to drive meaningful profit growth and cash flow to return to our shareholders.”

Mr. Campisi continued, “Over the last several years, the business has returned in excess of $2 billion dollars to shareholders by repurchasing 74 million shares at an average price of approximately $27 per share. We believe this represents very good execution and has driven value for our shareholders. After careful deliberation and considering feedback obtained from investors as part of our shareholder outreach program, we will begin to institute a more balanced approach of returning cash to shareholders by introducing a regular quarterly dividend to supplement this year’s and anticipated future share repurchase activity. We are confident the dividend program we announced today along with our recently completed $125 million share repurchase program fit comfortably within our expected cash flow for 2014.”

GUIDANCE AFFIRMATION

•	Affirms Q2 guidance for income from continuing operations of $0.24 to $0.30 per diluted share

•	Affirms Q2 guidance for comparable store sales in the range of +1% to +3%

•	Affirms fiscal 2014 guidance for income from continuing operations to be $2.35 to $2.50 per diluted share

•	Affirms fiscal 2014 guidance for comparable store sales in the range of +1% to +2%

•	Affirms cash flow from continuing U.S. operations of $170 million

In advance of the Company’s Investor / Analyst Conference being held in Columbus, Ohio tomorrow June 26, the Company has affirmed its second quarter and full year fiscal 2014 guidance previously issued on May 30, 2014.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com

2014 Investor / Analyst Conference Webcast
As previously announced, we will host an investor conference on June 26, 2014 at 8:00 a.m. We invite you to listen to the webcast of the conference through the Investor Relations section of our website http://www.biglots.com.

If you are unable to join the live webcast, an archive of the conference will be available through the Investor Relations section of our website after 12:00 p.m. on Friday, June 27, 2014, and will remain available through midnight on July 11, 2014. All times are Eastern Time.

Big Lots operates 1,494 BIG LOTS stores in 48 states. For more information, visit www.biglots.com.

Cautionary Statement Concerning Forward-Looking Statements
Certain statements in this release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and such statements are intended to qualify for the protection of the safe harbor provided by the Act. The words “anticipate,” “estimate,” “expect,” “objective,” “goal,” “project,” “intend,” “plan,” “believe,” “will,” “should,” “may,” “target,” “forecast,” “guidance,” “outlook” and similar expressions generally identify forward-looking statements. Similarly, descriptions of our objectives, strategies, plans, goals or targets are also forward-looking statements. Forward-looking statements relate to the expectations of management as to future occurrences and trends, including statements expressing optimism or pessimism about future operating results or events and projected sales, earnings, capital expenditures and business strategy. Forward-looking statements are based upon a number of assumptions concerning future conditions that may ultimately prove to be inaccurate. Forward-looking statements are and will be based upon management’s then-current views and assumptions regarding future events and operating performance, and are applicable only as of the dates of such statements. Although we believe the expectations expressed in forward-looking statements are based on reasonable assumptions within the bounds of our knowledge, forward-looking statements, by their nature, involve risks, uncertainties and other factors, any one or a combination of which could materially affect our business, financial condition, results of operations or liquidity.

Forward-looking statements that we make herein and in other reports and releases are not guarantees of future performance and actual results may differ materially from those discussed in such forward-looking statements as a result of various factors, including, but not limited to, current economic and credit conditions, the cost of goods, our inability to successfully execute strategic initiatives, competitive pressures, economic pressures on our customers and us, the availability of brand name closeout merchandise, trade restrictions, freight costs, the risks discussed in the Risk Factors section of our most recent Annual Report on Form 10-K, and other factors discussed from time to time in our other filings with the SEC, including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. This release should be read in conjunction with such filings, and you should consider all of these risks, uncertainties and other factors carefully in evaluating forward-looking statements.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date thereof. We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures we make on related subjects in our public announcements and SEC filings.

Shareholder Relations Department
300 Phillipi Road
Columbus, OH 43228-5311
Phone: (614) 278-6622 Fax: (614) 278-6666
E-mail: aschmidt@biglots.com